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                                                    Registration No. 333- ______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           the Securities Act of 1933

                            -----------------------

                             JMAR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                     68-0131180
    (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                     Identification No.)



                           3956 Sorrento Valley Blvd.
                               San Diego, CA 92121
                    (Address of principal Executive Offices)


                     JMAR PRECISION SYSTEMS INCENTIVE PLAN
                            (Full title of the plan)

                               Joseph G. Martinez
                              V.P., General Counsel
                           3956 Sorrento Valley Blvd.
                               San Diego, CA 92121
                                 (858) 535-1706
            (Name, address and telephone number of agent for service)



                         CALCULATION OF REGISTRATION FEE


=================================================================================================================================
                                                            Proposed Maximum             Proposed Maximum
Title of Securities                  Amount to be          Offering Price Per          Aggregate Offering          Amount of
to be Registered                    Registered(1)                Share(2)                  Price(2)              Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock,                        302,167 shares              $ 5.10                    $1,541,051.70              $406.84
$.01 par value                       147,833 shares              $14.53                    $2,148,013.49              $567.09
                                                                                                                Total Fee $973.92
=================================================================================================================================


(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for Common Stock, or pursuant to the antidilution adjustment provisions of the plan.

(2) Solely for purposes of calculating the amount of the registration fee under Rules 457(c) and (h), the price per share and aggregate offering price are based upon (i) $5.10, the weighted average exercise prices of the 302,167 outstanding Warrants to purchase Common Stock pursuant to the JMAR Precision Systems Incentive Plan, and (ii) $14.53, the average of the high and low prices for the Common Stock reported on the National Association of Securities Dealers Automated Quotation System on March 29, 2000, for the remaining 147,833 shares reserved for issuance under the Plan.


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EXPLANATORY NOTE:
This Registration Statement relates to an employee benefit plan which was adopted by the Company in 1993. Until March, 2000 the Warrants granted under the Plan were not exercisable and the Company had no obligation to register these shares until the Warrants become excercisable.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

        The following documents (or specified portions thereof) filed with the Commission by the Company are incorporated by reference herein as of their respective dates and are made a part hereof:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

        (b) The description of Common Stock contained in "Description of Securities" in the Company's Registration Statement on Form 8-A, dated April 3, 1990, as amended on a Form 8, dated April 9, 1990, filed pursuant to Section 12(b) of the Exchange Act.


        All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities hereby shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities

                                 Not applicable.


Item 5. Interests of Named Experts and Counsel.

        Joseph G. Martinez, V.P. and General Counsel of the Company, has rendered a legal opinion as to the legality of the securities being registered hereunder. Mr. Martinez is employed as an officer of the Company, owns 6,505 shares of Common Stock of the Company and has options to purchase an aggregate of 88,500 shares of Common Stock of the Company.

Item 6. Indemnification of Directors and Officers.

        The Company is a Delaware corporation. Article V of the Company's Bylaws provides that the Company may indemnify its officers and directors to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.



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

        Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

        Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        Article EIGHTH of the Company's Certificate of Incorporation currently provides that each director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper benefit.

        The Company currently maintains policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7. Exemption from Registration Claimed.

                                 Not applicable.


Item 8. Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.



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Item 9. Undertakings.

        (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; and

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraph
                (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 31st day of March, 2000.



                                       JMAR TECHNOLOGIES, INC.


                                       By: /s/ DENNIS E. VALENTINE
                                           ------------------------------------
                                               Dennis E. Valentine
                                               Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on March 31, 2000, in the capacities indicated.



                Signature                                                              Title
                ---------                                                              -----
        /s/ JOHN S. MARTINEZ                                          Chairman of the Board,
---------------------------------------------                         Chief Executive Officer and Director
            John S. Martinez


       /s/ DENNIS E. VALENTINE                                        Chief Financial Officer and Principal
---------------------------------------------                         Accounting Officer
           Dennis E. Valentine


      /s/  C. NEIL BEER                                               Director
---------------------------------------------
           C. Neil Beer


      /s/  JAMES H. BANISTER, JR                                      Director
---------------------------------------------
           James H. Banister, Jr.


      /s/  VERNON H. BLACKMAN                                         Director
---------------------------------------------
            Vernon H. Blackman


       /s/  BARRY RESSLER                                             Director
---------------------------------------------
            Barry Ressler



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

                                  EXHIBIT INDEX



No.                                  Description
---                                  -----------
5            Opinion of Joseph G. Martinez, Esq., General Counsel of the Company

24.1         Consent of Joseph G. Martinez, Esq., General Counsel of the Company
             (contained in Exhibit 5)

24.2         Consent of Arthur Andersen LLP





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